UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DENNY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

OAK STREET CAPITAL MASTER FUND, LTD.
OAK STREET CAPITAL MANAGEMENT, LLC
DAVID MAKULA
PATRICK WALSH
DASH ACQUISITIONS LLC
JONATHAN DASH
SOUNDPOST CAPITAL, LP
SOUNDPOST CAPITAL OFFSHORE, LTD.
SOUNDPOST ADVISORS, LLC
SOUNDPOST PARTNERS, LP
SOUNDPOST INVESTMENTS, LLC
JAIME LESTER
LYRICAL OPPORTUNITY PARTNERS II, L.P.
LYRICAL OPPORTUNITY PARTNERS II, LTD.
LYRICAL OPPORTUNITY PARTNERS II GP, L.P.
LYRICAL CORP III, LLC
LYRICAL PARTNERS, L.P.
LYRICAL CORP I, LLC
JEFFREY KESWIN
PATRICK H. ARBOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

The Committee to Enhance Denny’s (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Denny’s Corporation.  The Committee has made a preliminary filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On March 16, 2010, the Committee issued the following press release:

The Committee to Enhance Denny's Files Preliminary Proxy Statement in Connection With its Nomination of Three Highly Qualified Nominees for Election to Denny's Board

Press Release Source: The Committee to Enhance Denny's On Tuesday March 16, 2010, 11:52 am EDT

CHICAGO, March 16 /PRNewswire/ -- The Committee to Enhance Denny's, headed by Oak Street Capital Management, LLC and Dash Acquisitions, LLC, announced today it has filed its preliminary proxy statement with the SEC in connection with the nomination of its three independent director nominees for election to the Board of Directors of Denny's Corporation (Nasdaq:DENN - News) at its 2010 annual meeting of stockholders.  The members of the Committee collectively own approximately 6.5% of Denny's outstanding shares.

The Committee's three director nominees are Patrick H. Arbor, Jonathan Dash and David Makula.  The preliminary proxy statement discusses, among other things, the Committee's concerns with the financial, operational and share price performance of Denny's and the action plan the Committee's nominees would seek to implement if they are elected at the annual meeting.

The Committee reminds investors and fellow stockholders that the record date for the annual meeting is March 23, 2010.  Accordingly, the Committee urges Denny's stockholders to take the necessary steps with their custodial banks and brokerage firms to ensure they have the ability to vote at the annual meeting.  Investors who are interested in purchasing Denny's shares and voting such shares at the annual meeting should complete any purchases by March 18 in order to allow for trade settlement by the record date.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance Denny's (the "Committee"), together with the other Participants (as defined below), has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of Denny's Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AS IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT ENHANCEDENNYS@MACKENZIEPARTNERS.COM.

The Participants in the proxy solicitation are anticipated to be Oak Street Capital Master Fund, Ltd. ("Oak Street Master"), Oak Street Capital Management, LLC ("Oak Street Management"), David Makula, Patrick Walsh, Dash Acquisitions LLC ("Dash Acquisitions"), Jonathan Dash, Soundpost Capital, LP ("Soundpost Onshore"), Soundpost Capital Offshore, Ltd. ("Soundpost Offshore"), Soundpost Advisors, LLC, Soundpost Partners, LP ("Soundpost Partners"), Soundpost Investments, LLC, Jaime Lester, Lyrical Opportunity Partners II, L.P. ("Lyrical Onshore"), Lyrical Opportunity Partners II, Ltd. ("Lyrical Offshore"), Lyrical Opportunity Partners II GP, L.P., Lyrical Corp III, LLC, Lyrical Partners, L.P., Lyrical Corp I, LLC, Jeffrey Keswin and Patrick H. Arbor (collectively, the "Participants").

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Oak Street Master with the SEC on January 21, 2010, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 6,245,476 shares of Common Stock of the Company, consisting of the following: (1) 1,826,333 shares owned directly by Oak Street Master, (2) 101,743 shares held in accounts managed by Oak Street Management, (3) 43,000 shares owned directly by Patrick Walsh, (4) 1,202,300 shares held in accounts managed by Dash Acquisitions, (5) 1,407,587 shares owned directly by Soundpost Onshore, (6) 551,882 shares owned directly by Soundpost Offshore, (7) 340,531 shares held in accounts managed by Soundpost Partners, (8) 338,500 shares owned directly by Lyrical Onshore, (9) 368,600 shares owned directly by Lyrical Offshore and (10) 65,000 shares owned directly by Patrick H. Arbor.